UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 13, 2008
ONCOTHYREON INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33882	26-0868560

(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)
110 — 110th Avenue NE
Suite 685
Bellevue, Washington 98004
(Address of principal executive offices, including zip code)
(425) 450-0370
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.05 Amendment to Code of Ethics
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EXHIBIT 99.1
EXHIBIT 99.2

Item 5.05 Amendment to Code of Ethics.
     On March 13, 2008, Oncothyreon Inc. (“Oncothyreon”) amended each of its Code of Ethics for the President and Chief Executive Officer, the Chief Financial Officer, and the Corporate Controller (the “Code of Ethics”) and its Code of Business Conduct and Ethics (the “Code of Business Conduct”). The Code of Business Conduct retained a standards-based approach to business conduct and ethics; however, it was amended to provide all directors, officer and employees with objective guidance with respect to actions that would be considered violations of the Code of Business Conduct. In addition, the Code of Business Conduct was amended to (i) designate the Chief Financial Officer as the officer with responsibility for overseeing and monitoring the Code of Business Conduct and (ii) explicitly provide that any amendment to the Code of Business Conduct or any waiver of the Code of Business Conduct with respect to any executive, financial or accounting officer be approved by the Board of Directors. A copy of each of the amended Code of Ethics and Code of Business Conduct is attached as Exhibit 99.1 and 99.2, respectively, to this report and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit No.	Description
99.1	Code of Ethics.
99.2	Code of Business Conduct

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONCOTHYREON INC.
By:	/s/ Edward A. Taylor
Edward A. Taylor
Chief Financial Officer and VP of Finance and Administration

Date: March 17, 2008

EXHIBIT INDEX

Exhibit No.	Description
99.1	Code of Ethics.
99.2	Code of Business Conduct